UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 19, 2016, Ignite Restaurant Group, Inc. (the “Company”) held its annual meeting of stockholders. At the annual meeting, the Company’s stockholders (i) amended the Company’s Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors; (ii) elected the six directors nominated by the Board of Directors; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2016. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1 – Amendment of the Amended and Restated Certificate of Incorporation to reinstitute a classified board of directors.

For	Against	Abstain	Non-Votes

19,374,283	2,505,535	125	3,266,035

Proposal 2 – Election of directors.

Nominees	For	Withheld	Non-Votes
Paul R. Vigano	21,703,289	176,654	3,266,035

Robert S. Merritt	20,881,880	998,063	3,266,035

Ann Iverson	21,747,102	132,841	3,266,035

Joseph N. Stein	21,257,807	622,136	3,266,035

Shauna R. King	21,308,664	571,279	3,266,035

F. Philip Handy	21,754,210	125,733	3,266,035

Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal year 2016.

For	Against	Abstain	Non-Votes

25,104,770	20,226	20,982	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2016

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer

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